Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

ProAssurance Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (4)	Maximum Aggregate Offering Price	Fee rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share (1)	Rule 456(b) and Rule 457(r)

	Equity	Preferred Stock, par value $0.01 per share (1)	Rule 456(b) and Rule 457(r) (1)

	Debt	Debt Securities (1) (3)	Rule 456(b) and Rule 457(r) (1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offerings Amounts							N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)	An indeterminate number and amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.

(3)	Including such principal amount of debt securities as may, from time to time, be issued at indeterminate prices.

(4)	The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.